Click here for a duplicate, printer-friendly version of this document.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR1 Marketing Materials

MTA Indexed Option ARMS

$1,474,488,100   (Approximate, Subject to
+/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Servicer

WaMu Capital Corp.,
A Washington Mutual, Inc. Company

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Wamu Series 2006-AR1 preliminary prospectus supplement, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior preliminary term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WaMu Series 2006-AR1 preliminary prospectus supplement we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WAMU Series AR preliminary prospectus supplement by contacting WaMu Capital Corp. at 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet	Date Prepared: January 24, 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR1

(Approximate, Subject to +/- 10% Variance)
Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P / Moody’s
1A-1A	$ 149,827,000	3.02 / 3.28	1-99 / 1-479	Variable (3)	Senior	AAA/Aaa
1A-1B	$ 37,457,000	3.02 / 3.28	1-99 / 1-479	Variable (3)	Mezz	AAA/Aaa
2A-1A	$ 699,547,000	3.03 / 3.29	1-99 / 1-479	Variable (3)	Senior	AAA/Aaa
2A-1B	$ 233,183,000	3.03 / 3.29	1-99 / 1-479	Variable (3)	Senior Mezz	AAA/Aaa
2A-1C	$ 233,183,000	3.03 / 3.29	1-99 / 1-479	Variable (3)	Junior Mezz	AAA/Aaa
R	$ 100	N/A	N/A	N/A	Senior/Residual	AAA/Aaa
X (4)	$ 1,516,188,758	N/A	N/A	Variable (4)	Senior IO/PO	AAA/Aaa
B-1	$ 37,906,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	AA+ / Aa1
B-2	$ 26,533,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	AA / Aa1
B-3	$ 11,371,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	AA- / Aa2
B-4	$ 11,371,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	A+ / Aa3
B-5	$ 7,580,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	A / A1
B-6	$ 7,580,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	A- / A2
B-7	$ 7,580,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	BBB+ / A2
B-8	$ 3,790,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	BBB / A3
B-9	$ 7,580,000	5.62 / 6.27	1-99 / 1-479	Variable (5)	Subordinate	BBB- / Baa1
B-10	$ 5,306,000	Privately Offered Certificates			Subordinate	BB+ / Baa2
B-11	$ 7,580,000				Subordinate	BB / Baa3
B-12	$ 4,548,000				Subordinate	BB- / Ba1
B-13	$ 12,129,000				Subordinate	B /NR
B-14	$ 12,137,658				Subordinate	NR / NR

Total:

$ 1,474,488,000

(1)     Distributions on the Class 1A-1A, Class 1A-1B and Class R will be derived primarily from a pool of conforming adjustable-rate mortgage loans (the “Group I Mortgage Loans”).  Class 2A-1A, Class 2A-1B and Class 2A-1C will be derived from a pool of non-conforming balance adjustable rate mortgage loans (the “Group II Mortgage Loans”).  Distributions on the Class X and Subordinate Certificates will be derived from the Group I Mortgage Loans and Group II Mortgage Loans.  Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B, Class 2A-1C Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be equal to the lessor of (i) One-Month MTA (as defined herein) + 1.07% plus the related margin (ii) the related Net WAC Cap (as defined herein).

(4)     The Class X Certificates will consist of one interest only component (the “Class X IO Component”) and two principal only  the components, Class X PO-1 Component and Class X PO-2 Component (the “Class X PO Components”).  The Class X IO Component will have a notional balance equal to the aggregate principal balance of the Mortgage Loans.  The Class X Certificates will accrue interest on its notional balance on each Distribution Date at a certificate interest rate equal to the excess, if any, of (i) the weighted average Net Mortgage Rate of the Mortgage Loans for such Distribution Date over (ii) a rate equal to the product of (1) the interest accrued on the certificates (other than the Class X Certificates) for such Distribution Date multiplied by (2) 12 divided by the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date.  The Class X PO Components will have an initial principal balance equal to zero which principal balance will be increased to the extent of any Net Deferred Interest from the Mortgage Loans allocated to the Class X PO Components, as described herein.

(5)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (in each case, the  margin will be multiplied by 1.5 after the first possible Optional Call Date) (ii) the related Net WAC Cap and  the (iii) Net Life Cap.

Transaction Summary:

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”)

Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:  WaMu Capital Corp.

Trustee:   Deutsche Bank National Trust Company

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described on page 2 of this Preliminary Term Sheet.

Cut-off Date:  January 1, 2006

Expected Pricing Date:  On or about January 25, 2006

Closing Date:  On or about January 30, 2006

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in February 2006.

Servicing Fee:  Greater of (i) 0.375% per annum of the principal balance of each Mortgage Loan and (ii) the greater of (a) the gross margin on the mortgage loans minus 1.5% per annum of the principal balance of the mortgage loan and (b) 0.00%.

Certificates:  The “Senior Certificates” will consist of the Class 1A-1A and Class 1A-1B (together, the “Group I Certificates”) and the Class 2A-1A, Class 2A-1B and Class 2A-1C (collectively, the “Group II Certificates”) and the Class X and Class R Certificates.  The Group I Certificates and the Group II Certificates are collectively known as the “Class A Certificates”. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Class A, Class X, Class R and Class B Certificates are being offered herein and are referred to herein as the “Offered Certificates”).

Registration:  The Offered Certificates (excluding Class R) will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificate will be treated as a REMIC residual interest for tax purposes.

Accrued Interest:  The price to be paid by investors for the Subordinate Certificates will not include accrued interest (settling flat).  The price to be paid by investors for the Class A and Class X Certificates will include 29 days of accrued interest.

Interest Accrual Period:  The interest accrual period for the Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class A and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility:  The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R Certificate is not expected to be ERISA eligible.

SMMEA Treatment:  The Class A, Class B-1, Class B-2, Class B-3 and Class X Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  The terms of the transaction allow for a termination of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Compensating Interest:  Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans:  As of January 1, 2006, the aggregate principal balance of the mortgage loans described herein is approximately $1,516,188,758, of which: (i) approximately $209,843,074 consisted of a pool of conforming balance mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $1,306,345,684 consisted of a pool of conforming and non-conforming balance mortgage loans (the “Group II Mortgage Loans” together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of 1, 3 or 12 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”). After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, none of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and, after an initial fixed rate period of 1, 3 or 12 months, is adjusted on approximately the same date annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase or decrease by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 125%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”).  The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date is expected to be approximately $ 1,516,188,758, subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Credit Enhancement:  Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially 10.75% total subordination.

Shifting Interest:  Until the first Distribution Date occurring after January 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Deferred Interest) (unless the Class A and the Class X PO Components are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Deferred Interest).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
February 2006 – January 2016	0% Pro Rata Share
February 2016 – January 2017	30% Pro Rata Share
February 2017 – January 2018	40% Pro Rata Share
February 2018 – January 2019	60% Pro Rata Share
February 2019 – January 2020	80% Pro Rata Share
February 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in February 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Deferred Interest) or (ii) on or after the Distribution Date in February 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of Deferred Interest).

In the event the current aggregate principal balance of the Class A Certificates and the Class X PO Components, divided by the aggregate principal balance of the Class A Certificates, the Class X PO Components, and the Subordinate Certificates (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the Class A Certificates and the Class X PO Components will receive all Payoffs and Curtailments (net of Deferred Interest) for the Mortgage Loans.

Net Mortgage Rate:  The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate.

Net WAC Cap:  The “Net WAC Cap” for the Group I Certificates is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an 30/360 basis.

The “Net WAC Cap” for the Group II Certificates is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an 30/360 basis.

The “Net WAC Cap” for the Subordinate Certificates is equal to the weighted average of (x) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans and (y) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans, in each case weighted by the related group subordinate amount.

Carryover Shortfall Amount:  If, on any Distribution Date, one month LIBOR plus the related margin for the Subordinate Certificates is greater than the applicable Net WAC Cap, then such Class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at one month LIBOR plus the related margin for such Class and (2) the related Net WAC Cap, computed for this purpose using the maximum lifetime rates of the mortgages net of servicing fees over (b) the amount of interest accrued on such Class based on the related Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the related Net WAC Cap) (together, the “Carryover Shortfall Amount”).  The Carryover Shortfall Amount for the Subordinate Certificates will be paid sequentially to the Class B1 through Class B9 Certificates from interest otherwise distributable to the Class X Certificates (after the reduction due to Net Deferred Interest allocable to the Class X Certificates and after such Carryover Shortfall payments to the applicable Class A Certificates).

Adjusted Cap Rate:  The “Adjusted Cap Rate” for any Distribution Date and any class of the Class A Certificates and the Subordinate Certificates is a rate, expressed as a fraction, the numerator of which is equal to the product of (i) the amount of interest distributions accrued on the related Group I or Group II Mortgage Loans, as applicable,  on the basis of the weighted average Net Mortgage Rate for such Loan Group, less the related Net Deferred Interest for such Loan Group and (ii) 12, and the denominator of which is the aggregate principal balance of the related Group I or Group II Mortgage Loans, as applicable, as of the first day of the month prior to such Distribution Date (after giving effect to payments due on such day)  multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Deferred Interest:  The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:  For the Mortgage Loans the “Net Deferred Interest” is the greater of (a) the excess of Deferred Interest over Payoffs and Curtailments, in each case for the related Mortgage Loans, and (b) zero. The amount of current interest on the Certificates will be reduced by the related Net Deferred Interest, if any, to the extent of the amount of current accrued interest distributable on such Certificate(s) and such reduction in current interest distributable to such Certificate(s) will be added to the principal balance of the related Certificate(s) as described below.

For any Distribution Date, Net Deferred Interest will first be allocated against interest otherwise distributable to the Class X Certificates and then will be allocated among the Certificates in proportion to the excess, if any, for each such class of (i) the current interest accrued at the applicable certificate interest rate for such class, over (ii) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the related Adjusted Cap Rate for such class and Distribution Date.

Allocation of Realized Losses:  Any realized losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the Class A Certificates and the Class X PO Components, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero, provided however, that the Class A Certificates allocation of realized losses will be allocated in the manner below:

(a)        any realized losses remaining on the Group I Mortgage Loans will be allocated to the Class 1A-1B and Class 1A-1A Certificates and the group I principal only component of the Class X Certificates, on a pro-rata basis until their respective class principal balances or component principal balance has been reduced to zero, provided however, that the Class 1A-1A Certificates’ pro rata allocation of realized losses will first be allocated to the Class 1-A-1B Certificates until its class principal balance has been reduced to zero.

(b)        any realized losses remaining on the Group II Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and the group II principal only component of the Class X Certificates, on a pro-rata basis until the their respective class principal balance or component principal balances has been reduced to zero, provided however, that the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates’ pro-rata allocation of realized losses will be allocated in the manner below:

(i)          first, to the Class 2A-1C Certificates until its Class principal balance is reduced to zero;

(ii)        second, to the Class 2A-1B Certificates until its Class principal is balance is reduced to zero; and

(iii)       third, to the Class 2A-1A Certificates until its Class principal balance is reduced to zero.

Certificates Priority of Distributions:     Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)          Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, provided, however, that any interest otherwise distributable with respect to the Class X Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amount below (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

2)          From the Group I Mortgage Loans, Class R Certificates, as principal, until the certificate principal balance of such class has been reduced to zero;

3)          From the Group I Mortgage Loans, to the Class 1A-1A and Class 1A-1B Certificates pro rata until their respective principal balances are reduced to zero;

4)          From the Group II Mortgage Loans, principal to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates pro rata, until their certificate principal balances are reduced to zero;

5)          Class X PO-1 Component, principal until its component principal balance is reduced to zero;

6)          Class X PO-2 Component, principal until its component principal balance is reduced to zero;

7)          Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

8)          Class B-1 Certificates, principal allocable to such Class;

9)          Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

10)      Class B-2 Certificates, principal allocable to such Class;

11)      Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

12)      Class B-3 Certificates, principal allocable to such Class;

13)      Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

14)      Class B-4 Certificates, principal allocable to such Class;

15)      Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

16)      Class B-5 Certificates, principal allocable to such Class;

17)      Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

18)      Class B-6 Certificates, principal allocable to such Class;

19)      Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

20)      Class B-7 Certificates, principal allocable to such Class;

21)      Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

22)      Class B-8 Certificates, principal allocable to such Class;

23)      Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

24)      Class B-9 Certificates, principal allocable to such Class;

25)      Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest at the related certificate interest rate.  Any interest otherwise distributable with respect to the Class X Certificate will be reduced to the extent needed to pay any Carryover Shortfall Amount (after giving effect to any Net Deferred Interest amount allocated to the Class X IO Component);

26)      Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, principal allocable to such Classes;

27)      Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

          The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR1
Mortgage Loans
Preliminary Collateral Information As of 01/01/06

TOTAL CURRENT BALANCE	$1,516,188,758
TOTAL ORIGINAL BALANCE	$1,518,293,722

NUMBER OF LOANS	2,699

			Minimum		Maximum
AVG CURRENT BALANCE	$561,759		$29,670		$3,001,885
AVG ORIGNAL BALANCE	$562,539		$29,400		$3,000,000

WAVG GROSS COUPON	6.06%		5.18%		8.75%
WAVG GROSS MARGIN	2.58%		1.70%		5.27%
WAVG MAX INT RATE	10.08%		8.95%		12.34%

WAVG CURRENT LTV	71.26%		15.98%		95.19%

WAVG FICO SCORE	717		519		816

WAVG MONTHS TO ROLL	1	months	1	months	1	months

WAVG NEG AM LIMIT	124%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	months	60	months	60	months

WAVG ORIGINAL TERM	380	months	360	months	480	months
WAVG REMAINING TERM	377	months	335	months	479	months
WAVG SEASONING	3	months	1	months	25	months

NZ WAVG PREPAY TERM	15	months	12	months	36	months

TOP STATE CONC	CA(73.92%),FL(6.55%),NY(3.18%)
MAXIMUM CA ZIPCODE	1.22%

FIRST PAY DATE			January 1,2004		January 1,2006

RATE CHANGE DATE			February 1,2006		February 1,2006

MATURE DATE			December 1,2033		December 1,2045

PRODUCT	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
MTA	2,699	$1,516,188,758	100.00%
Total	2,699	$1,516,188,758	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1—100,000	93	$6,820,811	0.45%
100,001—200,000	315	48,949,185	3.23
200,001—300,000	357	88,467,139	5.83
300,001—400,000	183	60,436,076	3.99
400,001—500,000	453	208,426,039	13.75
500,001—600,000	447	244,135,382	16.10
600,001—700,000	274	177,713,897	11.72
700,001—800,000	143	106,324,363	7.01
800,001—900,000	72	61,242,935	4.04
900,001—1,000,000	101	97,596,820	6.44
1,000,001—1,100,000	44	45,675,873	3.01
1,100,001—1,200,000	30	34,793,634	2.29
1,200,001—1,300,000	21	26,252,902	1.73
1,300,001—1,400,000	36	48,719,845	3.21
1,400,001—1,500,000	41	60,367,977	3.98
1,500,001—1,600,000	9	13,718,790	0.90
1,600,001—1,700,000	2	3,311,607	0.22
1,700,001—1,800,000	2	3,593,437	0.24
1,800,001—1,900,000	3	5,549,566	0.37
1,900,001—2,000,000	4	7,872,424	0.52
2,000,001—2,100,000	13	26,879,414	1.77
2,100,001—2,200,000	4	8,543,872	0.56
2,200,001—2,300,000	12	26,856,801	1.77
2,300,001—2,400,000	7	16,357,991	1.08
2,400,001—2,500,000	13	31,830,642	2.10
2,500,001 >=	20	55,751,337	3.68
Total	2,699	$1,516,188,758	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
5.001—5.250	11	$7,636,515	0.50%
5.251—5.500	93	55,463,988	3.66
5.501—5.750	481	279,611,430	18.44
5.751—6.000	521	304,432,978	20.08
6.001 >=	1,593	869,043,847	57.32
Total	2,699	$1,516,188,758	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1.501—1.750	10	$6,949,094	0.46%
1.751—2.000	86	51,812,190	3.42
2.001—2.250	482	279,521,015	18.44
2.251—2.500	522	304,782,603	20.10
2.501—2.750	735	441,238,475	29.10
2.751—3.000	561	322,778,356	21.29
3.001—3.250	78	32,949,692	2.17
3.251—3.500	94	34,614,828	2.28
3.501—3.750	52	20,128,820	1.33
3.751—4.000	42	11,364,293	0.75
4.001 >=	37	10,049,392	0.66
Total	2,699	$1,516,188,758	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
<= 9.000	1	$572,789	0.04%
9.751—10.000	1,322	784,287,084	51.73
10.001—10.250	741	483,142,813	31.87
10.251—10.500	328	135,194,926	8.92
10.501—10.750	171	63,914,949	4.22
10.751—11.000	62	21,434,248	1.41
11.001 >=	74	27,641,949	1.82
Total	2,699	$1,516,188,758	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
360	2,304	$1,261,537,209	83.20%
480	395	254,651,550	16.80
Total	2,699	$1,516,188,758	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
110	132	$82,151,222	5.42%
125	2,567	1,434,037,536	94.58
Total	2,699	$1,516,188,758	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
331—340	2	$739,403	0.05%
341—350	171	45,974,351	3.03
351—360	2,131	1,214,823,455	80.12
461—470	6	2,091,037	0.14
471—480	389	252,560,513	16.66
Total	2,699	$1,516,188,758	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1—6	2,134	$1,261,361,001	83.19%
7—12	522	244,229,404	16.11
13 >=	43	10,598,353	0.70
Total	2,699	$1,516,188,758	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
<= 20	3	$1,798,573	0.12%
21—25	3	741,894	0.05
26—30	11	7,002,801	0.46
31—35	10	6,824,111	0.45
36—40	16	11,383,228	0.75
41—45	24	14,751,592	0.97
46—50	42	34,224,067	2.26
51—55	69	45,599,534	3.01
56—60	119	83,820,553	5.53
61—65	224	139,428,829	9.20
66—70	447	236,186,047	15.58
71—75	526	280,044,627	18.47
76—80	610	326,837,884	21.56
81—85	571	321,066,325	21.18
86—90	11	2,838,235	0.19
91—95	12	3,188,310	0.21
96—100	1	452,149	0.03
Total	2,699	$1,516,188,758	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
<= 20	3	$1,798,573	0.12%
21—25	3	741,894	0.05
26—30	11	7,002,801	0.46
31—35	10	6,824,111	0.45
36—40	13	10,048,531	0.66
41—45	24	14,751,592	0.97
46—50	43	34,615,544	2.28
51—55	69	47,702,951	3.15
56—60	125	89,534,755	5.91
61—65	265	145,221,280	9.58
66—70	500	249,306,062	16.44
71—75	576	317,858,453	20.96
76—80	1,029	583,105,723	38.46
81—85	4	1,197,795	0.08
86—90	14	3,365,927	0.22
91—95	10	3,112,767	0.21
Total	2,699	$1,516,188,758	100.00%

FICO SCORE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
500—519	1	$92,958	0.01%
560—579	1	205,179	0.01
580—599	39	11,512,320	0.76
600—619	113	50,757,076	3.35
620—639	194	51,634,947	3.41
640—659	262	86,023,967	5.67
660—679	339	133,291,574	8.79
680—699	377	195,381,046	12.89
700—719	304	196,883,782	12.99
720—739	356	243,977,376	16.09
740—759	288	219,500,470	14.48
760—779	221	177,114,691	11.68
780—799	164	122,321,612	8.07
800 >=	40	27,491,760	1.81
Total	2,699	$1,516,188,758	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Full	718	$313,878,166	20.70%
Reduced	1,981	1,202,310,592	79.30
Total	2,699	$1,516,188,758	100.00%

OCCUPANCY	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Investor	489	$162,980,598	10.75%
Owner Occupied	2,087	1,275,356,797	84.12
Second Home	123	77,851,364	5.13
Total	2,699	$1,516,188,758	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
2—4 Family	165	$67,380,242	4.44%
Condo	309	144,330,416	9.52
Co-op	3	1,303,988	0.09
Single Family	2,195	1,295,287,663	85.43
Townhouse	27	7,886,449	0.52
Total	2,699	$1,516,188,758	100.00%

PURPOSE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Purchase	934	$639,618,241	42.19%
Refi—Cash Out	1,440	663,769,333	43.78
Refi—No Cash Out	325	212,801,185	14.04
Total	2,699	$1,516,188,758	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
0	454	$316,103,559	20.85%
12	1,817	1,024,489,077	67.57
30	32	14,129,783	0.93
36	396	161,466,338	10.65
Total	2,699	$1,516,188,758	100.00%

STATE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
AZ	43	$16,164,005	1.07%
CA	1,801	1,120,709,645	73.92
CO	27	18,466,679	1.22
CT	26	17,017,706	1.12
DC	9	3,183,251	0.21
DE	5	501,061	0.03
FL	232	99,329,606	6.55
GA	16	4,119,486	0.27
ID	4	821,759	0.05
IL	76	23,187,707	1.53
IN	7	619,721	0.04
LA	1	166,614	0.01
MA	48	27,845,975	1.84
MD	42	17,809,327	1.17
MI	17	4,053,512	0.27
MN	7	1,291,196	0.09
MO	10	1,339,135	0.09
NC	3	3,352,377	0.22
NH	3	755,307	0.05
NJ	50	20,677,727	1.36
NM	1	528,810	0.03
NV	28	12,955,445	0.85
NY	69	48,272,660	3.18
OH	18	2,352,534	0.16
OR	13	4,773,929	0.31
PA	26	6,201,180	0.41
RI	8	3,382,469	0.22
SC	3	1,455,184	0.10
SD	1	226,817	0.01
TX	11	4,334,600	0.29
UT	8	3,870,112	0.26
VA	35	15,740,052	1.04
WA	44	29,641,464	1.95
WI	7	1,041,706	0.07
Total	2,699	$1,516,188,758	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Data Not Compiled	44	$29,091,937	1.92%
15.00 or less	81	40,094,964	2.64
15.01—20.00	91	46,204,356	3.05
20.01—25.00	190	103,533,792	6.83
25.01—30.00	304	172,208,316	11.36
30.01—35.00	457	287,372,590	18.95
35.01—40.00	531	320,152,444	21.12
40.01—45.00	438	236,304,831	15.59
45.01—50.00	312	159,168,758	10.50
50.01—55.00	176	86,205,876	5.69
55.01—60.00	49	25,523,365	1.68
60.01 >=	26	10,327,529	0.68
Total	2,699	$1,516,188,758	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.789%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
No Second Lien	2,138	$1,149,350,516	75.81%
60.00 or less	16	17,261,154	1.14
60.01—65.00	14	16,741,689	1.10
65.01—70.00	27	33,735,581	2.23
70.01—75.00	16	12,782,474	0.84
75.01—80.00	25	17,147,645	1.13
80.01—85.00	28	18,047,161	1.19
85.01—90.00	435	251,122,538	16.56
Total	2,699	$1,516,188,758	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.44%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR1 Group 1
Mortgage Loans
Preliminary Collateral Information As of 01/01/06

TOTAL CURRENT BALANCE	$209,843,074
TOTAL ORIGINAL BALANCE	$209,731,308

NUMBER OF LOANS	958

			Minimum		Maximum
AVG CURRENT BALANCE	$219,043		$29,670		$691,124
AVG ORIGNAL BALANCE	$218,926		$29,400		$691,600

WAVG GROSS COUPON	6.21%		5.38%		8.75%
WAVG GROSS MARGIN	2.74%		1.90%		5.27%
WAVG MAX INT RATE	10.27%		9.80%		12.34%

WAVG CURRENT LTV	71.14%		23.53%		94.91%

WAVG FICO SCORE	660		519		808

WAVG MONTHS TO ROLL	1	months	1	months	1	months

WAVG NEG AM LIMIT	124%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	months	60	months	60	months

WAVG ORIGINAL TERM	368	months	360	months	480	months
WAVG REMAINING TERM	363	months	339	months	479	months
WAVG SEASONING	5	months	1	months	21	months

NZ WAVG PREPAY TERM	18	months	12	months	36	months

TOP STATE CONC	CA(48.66%),FL(13.42%),IL(6.08%)
MAXIMUM CA ZIPCODE	1.03%

FIRST PAY DATE			May 1,2004		January 1,2006

RATE CHANGE DATE			February 1,2006		February 1,2006

MATURE DATE			April 1,2034		December 1,2045

PRODUCT	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
MTA	958	$209,843,074	100.00%
Total	958	$209,843,074	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1—100,000	93	$6,820,811	3.25%
100,001—200,000	315	48,949,185	23.33
200,001—300,000	357	88,467,139	42.16
300,001—400,000	181	59,717,636	28.46
400,001—500,000	9	3,994,455	1.90
500,001—600,000	1	524,156	0.25
600,001—700,000	2	1,369,692	0.65
Total	958	$209,843,074	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
5.251—5.500	17	$3,810,920	1.82%
5.501—5.750	119	28,848,157	13.75
5.751—6.000	176	42,363,642	20.19
6.001 >=	646	134,820,355	64.25
Total	958	$209,843,074	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1.751—2.000	17	$3,810,920	1.82%
2.001—2.250	118	28,599,414	13.63
2.251—2.500	177	42,612,385	20.31
2.501—2.750	242	54,393,990	25.92
2.751—3.000	211	44,794,373	21.35
3.001—3.250	43	9,627,501	4.59
3.251—3.500	55	7,866,323	3.75
3.501—3.750	35	6,670,246	3.18
3.751—4.000	33	6,480,330	3.09
4.001 >=	27	4,987,591	2.38
Total	958	$209,843,074	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
9.751—10.000	252	$57,768,435	27.53%
10.001—10.250	265	63,887,184	30.45
10.251—10.500	248	51,453,443	24.52
10.501—10.750	103	19,369,878	9.23
10.751—11.000	45	7,420,847	3.54
11.001 >=	45	9,943,287	4.74
Total	958	$209,843,074	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
360	902	$196,508,487	93.65%
480	56	13,334,587	6.35
Total	958	$209,843,074	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
110	36	$9,960,529	4.75%
125	922	199,882,545	95.25
Total	958	$209,843,074	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
331—340	1	$166,614	0.08%
341—350	134	24,026,564	11.45
351—360	767	172,315,308	82.12
461—470	4	1,085,996	0.52
471—480	52	12,248,591	5.84
Total	958	$209,843,074	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1—6	713	$160,212,153	76.35%
7—12	209	42,999,137	20.49
13 >=	36	6,631,784	3.16
Total	958	$209,843,074	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
21—25	2	$242,684	0.12%
26—30	3	495,317	0.24
31—35	1	143,684	0.07
36—40	3	651,396	0.31
41—45	6	913,762	0.44
46—50	10	2,242,482	1.07
51—55	24	5,020,689	2.39
56—60	34	7,497,388	3.57
61—65	105	22,668,393	10.80
66—70	220	48,241,126	22.99
71—75	212	44,281,715	21.10
76—80	210	47,394,633	22.59
81—85	109	25,778,553	12.28
86—90	9	1,925,995	0.92
91—95	10	2,345,257	1.12
Total	958	$209,843,074	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
21—25	2	$242,684	0.12%
26—30	3	495,317	0.24
31—35	1	143,684	0.07
36—40	3	651,396	0.31
41—45	6	913,762	0.44
46—50	10	2,242,482	1.07
51—55	24	5,020,689	2.39
56—60	36	7,979,406	3.80
61—65	146	30,859,831	14.71
66—70	265	55,192,781	26.30
71—75	224	52,687,054	25.11
76—80	216	48,491,621	23.11
81—85	3	651,115	0.31
86—90	12	2,453,687	1.17
91—95	7	1,817,565	0.87
Total	958	$209,843,074	100.00%

FICO SCORE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
500—519	1	$92,958	0.04%
560—579	1	205,179	0.10
580—599	33	8,265,142	3.94
600—619	67	16,237,408	7.74
620—639	170	37,451,677	17.85
640—659	196	42,399,375	20.21
660—679	204	44,294,197	21.11
680—699	160	34,546,679	16.46
700—719	58	11,902,842	5.67
720—739	42	9,510,796	4.53
740—759	15	2,959,953	1.41
760—779	9	1,684,377	0.80
780—799	1	154,358	0.07
800 >=	1	138,133	0.07
Total	958	$209,843,074	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Full	400	$83,241,777	39.67%
Reduced	558	126,601,297	60.33
Total	958	$209,843,074	100.00%

OCCUPANCY	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Investor	333	$61,161,122	29.15%
Owner Occupied	591	141,392,588	67.38
Second Home	34	7,289,364	3.47
Total	958	$209,843,074	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
2—4 Family	120	$33,263,232	15.85%
Condo	138	27,615,722	13.16
Co-op	1	277,544	0.13
Single Family	680	144,790,635	69.00
Townhouse	19	3,895,942	1.86
Total	958	$209,843,074	100.00%

PURPOSE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Purchase	65	$14,088,134	6.71%
Refi—Cash Out	791	175,598,881	83.68
Refi—No Cash Out	102	20,156,060	9.61
Total	958	$209,843,074	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
0	99	$22,361,370	10.66%
12	615	141,450,105	67.41
30	20	4,784,444	2.28
36	224	41,247,155	19.66
Total	958	$209,843,074	100.00%

STATE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
AZ	31	$5,384,603	2.57%
CA	389	102,114,406	48.66
CO	8	1,405,455	0.67
CT	13	2,354,788	1.12
DC	6	969,758	0.46
DE	5	501,061	0.24
FL	151	28,157,406	13.42
GA	12	2,113,061	1.01
ID	3	223,128	0.11
IL	64	12,753,443	6.08
IN	7	619,721	0.30
LA	1	166,614	0.08
MA	20	5,113,762	2.44
MD	25	4,535,411	2.16
MI	14	1,598,590	0.76
MN	7	1,291,196	0.62
MO	9	837,050	0.40
NH	3	755,307	0.36
NJ	30	6,987,327	3.33
NV	16	3,227,674	1.54
NY	28	8,165,687	3.89
OH	17	1,903,590	0.91
OR	8	1,490,950	0.71
PA	22	3,332,545	1.59
RI	5	1,030,324	0.49
SC	2	257,879	0.12
SD	1	226,817	0.11
TX	7	1,186,796	0.57
UT	4	530,886	0.25
VA	21	5,154,801	2.46
WA	23	4,882,270	2.33
WI	6	570,766	0.27
Total	958	$209,843,074	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Data Not Compiled	6	$1,533,506	0.73%
15.00 or less	42	6,868,469	3.27
15.01—20.00	44	8,131,487	3.88
20.01—25.00	82	16,834,130	8.02
25.01—30.00	102	19,545,160	9.31
30.01—35.00	120	26,449,526	12.60
35.01—40.00	151	33,374,499	15.90
40.01—45.00	157	36,355,376	17.33
45.01—50.00	129	30,725,999	14.64
50.01—55.00	78	18,895,829	9.00
55.01—60.00	29	6,939,481	3.31
60.01 >=	18	4,189,612	2.00
Total	958	$209,843,074	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the Group 1 mortgage loans (exclusive of the data not compiled) was approximately 38.567%.

With respect to the data not compiled for the group 1 mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
No Second Lien	895	$195,149,142	93.00%
60.00 or less	1	300,403	0.14
65.01—70.00	1	414,133	0.20
70.01—75.00	1	351,040	0.17
75.01—80.00	3	741,921	0.35
80.01—85.00	2	503,273	0.24
85.01—90.00	55	12,383,161	5.90
Total	958	$209,843,074	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 1 mortgage loans (exclusive of mortgage loans with no second lien) was approximately 87.42%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR1 Group 2
Mortgage Loans
Preliminary Collateral Information As of 01/01/06

TOTAL CURRENT BALANCE	$1,306,345,684
TOTAL ORIGINAL BALANCE	$1,308,562,414

NUMBER OF LOANS	1,741

			Minimum		Maximum
AVG CURRENT BALANCE	$750,342		$326,963		$3,001,885
AVG ORIGNAL BALANCE	$751,615		$417,050		$3,000,000

WAVG GROSS COUPON	6.03%		5.18%		8.25%
WAVG GROSS MARGIN	2.55%		1.70%		4.77%
WAVG MAX INT RATE	10.05%		8.95%		12.12%

WAVG CURRENT LTV	71.28%		15.98%		95.19%

WAVG FICO SCORE	726		585		816

WAVG MONTHS TO ROLL	1	months	1	months	1	months

WAVG NEG AM LIMIT	124%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	months	60	months	60	months

WAVG ORIGINAL TERM	382	months	360	months	480	months
WAVG REMAINING TERM	379	months	335	months	479	months
WAVG SEASONING	3	months	1	months	25	months

NZ WAVG PREPAY TERM	15	months	12	months	36	months

TOP STATE CONC	CA(77.97%),FL(5.45%),NY(3.07%)
MAXIMUM CA ZIPCODE	1.42%

FIRST PAY DATE			January 1,2004		January 1,2006

RATE CHANGE DATE			February 1,2006		February 1,2006

MATURE DATE			December 1,2033		December 1,2045

PRODUCT	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
MTA	1,741	$1,306,345,684	100.00%
Total	1,741	$1,306,345,684	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
300,001—400,000	2	$718,440	0.05%
400,001—500,000	444	204,431,583	15.65
500,001—600,000	446	243,611,227	18.65
600,001—700,000	272	176,344,205	13.50
700,001—800,000	143	106,324,363	8.14
800,001—900,000	72	61,242,935	4.69
900,001—1,000,000	101	97,596,820	7.47
1,000,001—1,100,000	44	45,675,873	3.50
1,100,001—1,200,000	30	34,793,634	2.66
1,200,001—1,300,000	21	26,252,902	2.01
1,300,001—1,400,000	36	48,719,845	3.73
1,400,001—1,500,000	41	60,367,977	4.62
1,500,001—1,600,000	9	13,718,790	1.05
1,600,001—1,700,000	2	3,311,607	0.25
1,700,001—1,800,000	2	3,593,437	0.28
1,800,001—1,900,000	3	5,549,566	0.42
1,900,001—2,000,000	4	7,872,424	0.60
2,000,001—2,100,000	13	26,879,414	2.06
2,100,001—2,200,000	4	8,543,872	0.65
2,200,001—2,300,000	12	26,856,801	2.06
2,300,001—2,400,000	7	16,357,991	1.25
2,400,001—2,500,000	13	31,830,642	2.44
2,500,001 >=	20	55,751,337	4.27
Total	1,741	$1,306,345,684	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
5.001—5.250	11	$7,636,515	0.58%
5.251—5.500	76	51,653,068	3.95
5.501—5.750	362	250,763,272	19.20
5.751—6.000	345	262,069,336	20.06
6.001 >=	947	734,223,492	56.20
Total	1,741	$1,306,345,684	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1.501—1.750	10	$6,949,094	0.53%
1.751—2.000	69	48,001,270	3.67
2.001—2.250	364	250,921,601	19.21
2.251—2.500	345	262,170,218	20.07
2.501—2.750	493	386,844,485	29.61
2.751—3.000	350	277,983,983	21.28
3.001—3.250	35	23,322,190	1.79
3.251—3.500	39	26,748,504	2.05
3.501—3.750	17	13,458,574	1.03
3.751—4.000	9	4,883,963	0.37
4.001 >=	10	5,061,801	0.39
Total	1,741	$1,306,345,684	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
<= 9.000	1	$572,789	0.04%
9.751—10.000	1,070	726,518,650	55.61
10.001—10.250	476	419,255,628	32.09
10.251—10.500	80	83,741,482	6.41
10.501—10.750	68	44,545,070	3.41
10.751—11.000	17	14,013,402	1.07
11.001 >=	29	17,698,662	1.35
Total	1,741	$1,306,345,684	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
360	1,402	$1,065,028,722	81.53%
480	339	241,316,963	18.47
Total	1,741	$1,306,345,684	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
110	96	$72,190,693	5.53%
125	1,645	1,234,154,991	94.47
Total	1,741	$1,306,345,684	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
331—340	1	$572,789	0.04%
341—350	37	21,947,786	1.68
351—360	1,364	1,042,508,146	79.80
461—470	2	1,005,041	0.08
471—480	337	240,311,921	18.40
Total	1,741	$1,306,345,684	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
1—6	1,421	$1,101,148,848	84.29%
7—12	313	201,230,267	15.40
13 >=	7	3,966,569	0.30
Total	1,741	$1,306,345,684	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
<= 20	3	$1,798,573	0.14%
21—25	1	499,210	0.04
26—30	8	6,507,485	0.50
31—35	9	6,680,427	0.51
36—40	13	10,731,832	0.82
41—45	18	13,837,830	1.06
46—50	32	31,981,585	2.45
51—55	45	40,578,845	3.11
56—60	85	76,323,165	5.84
61—65	119	116,760,436	8.94
66—70	227	187,944,921	14.39
71—75	314	235,762,912	18.05
76—80	400	279,443,251	21.39
81—85	462	295,287,771	22.60
86—90	2	912,240	0.07
91—95	2	843,053	0.06
96—100	1	452,149	0.03
Total	1,741	$1,306,345,684	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
<= 20	3	$1,798,573	0.14%
21—25	1	499,210	0.04
26—30	8	6,507,485	0.50
31—35	9	6,680,427	0.51
36—40	10	9,397,135	0.72
41—45	18	13,837,830	1.06
46—50	33	32,373,061	2.48
51—55	45	42,682,262	3.27
56—60	89	81,555,350	6.24
61—65	119	114,361,448	8.75
66—70	235	194,113,281	14.86
71—75	352	265,171,399	20.30
76—80	813	534,614,102	40.92
81—85	1	546,680	0.04
86—90	2	912,240	0.07
91—95	3	1,295,202	0.10
Total	1,741	$1,306,345,684	100.00%

FICO SCORE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
580—599	6	$3,247,178	0.25%
600—619	46	34,519,668	2.64
620—639	24	14,183,270	1.09
640—659	66	43,624,591	3.34
660—679	135	88,997,377	6.81
680—699	217	160,834,368	12.31
700—719	246	184,980,940	14.16
720—739	314	234,466,580	17.95
740—759	273	216,540,517	16.58
760—779	212	175,430,314	13.43
780—799	163	122,167,254	9.35
800 >=	39	27,353,627	2.09
Total	1,741	$1,306,345,684	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Full	318	$230,636,389	17.66%
Reduced	1,423	1,075,709,295	82.34
Total	1,741	$1,306,345,684	100.00%

OCCUPANCY	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Investor	156	$101,819,476	7.79%
Owner Occupied	1,496	1,133,964,208	86.80
Second Home	89	70,562,000	5.40
Total	1,741	$1,306,345,684	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
2—4 Family	45	$34,117,010	2.61%
Condo	171	116,714,695	8.93
Co-op	2	1,026,444	0.08
Single Family	1,515	1,150,497,028	88.07
Townhouse	8	3,990,507	0.31
Total	1,741	$1,306,345,684	100.00%

PURPOSE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Purchase	869	$625,530,107	47.88%
Refi—Cash Out	649	488,170,452	37.37
Refi—No Cash Out	223	192,645,125	14.75
Total	1,741	$1,306,345,684	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
0	355	$293,742,189	22.49%
12	1,202	883,038,972	67.60
30	12	9,345,339	0.72
36	172	120,219,184	9.20
Total	1,741	$1,306,345,684	100.00%

STATE	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
AZ	12	$10,779,402	0.83%
CA	1,412	1,018,595,239	77.97
CO	19	17,061,224	1.31
CT	13	14,662,918	1.12
DC	3	2,213,493	0.17
FL	81	71,172,200	5.45
GA	4	2,006,425	0.15
ID	1	598,631	0.05
IL	12	10,434,264	0.80
MA	28	22,732,213	1.74
MD	17	13,273,915	1.02
MI	3	2,454,922	0.19
MO	1	502,085	0.04
NC	3	3,352,377	0.26
NJ	20	13,690,400	1.05
NM	1	528,810	0.04
NV	12	9,727,771	0.74
NY	41	40,106,973	3.07
OH	1	448,944	0.03
OR	5	3,282,979	0.25
PA	4	2,868,634	0.22
RI	3	2,352,145	0.18
SC	1	1,197,305	0.09
TX	4	3,147,804	0.24
UT	4	3,339,226	0.26
VA	14	10,585,251	0.81
WA	21	24,759,194	1.90
WI	1	470,940	0.04
Total	1,741	$1,306,345,684	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
Data Not Compiled	38	$27,558,431	2.11%
15.00 or less	39	33,226,495	2.54
15.01—20.00	47	38,072,870	2.91
20.01—25.00	108	86,699,662	6.64
25.01—30.00	202	152,663,156	11.69
30.01—35.00	337	260,923,064	19.97
35.01—40.00	380	286,777,944	21.95
40.01—45.00	281	199,949,456	15.31
45.01—50.00	183	128,442,759	9.83
50.01—55.00	98	67,310,047	5.15
55.01—60.00	20	18,583,883	1.42
60.01 >=	8	6,137,917	0.47
Total	1,741	$1,306,345,684	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the group 2 mortgage loans (exclusive of the data not compiled) was approximately 36.500%.

With respect to the data not compiled for the group 2 mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principle Balance Outstanding as of the Cut-off Date	% of Aggregate Principle Balance Outstanding as of the Cut-off Date
No Second Lien	1,243	$954,201,375	73.04%
60.00 or less	15	16,960,750	1.30
60.01—65.00	14	16,741,689	1.28
65.01—70.00	26	33,321,448	2.55
70.01—75.00	15	12,431,434	0.95
75.01—80.00	22	16,405,724	1.26
80.01—85.00	26	17,543,889	1.34
85.01—90.00	380	238,739,376	18.28
Total	1,741	$1,306,345,684	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 2 mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.27%.

IMPORTANT NOTICE REGARDING COMPUTATIONAL MATERIALS.

The attached tables have been prepared and are being furnished to you by WaMu Capital Corp.  The issuer of the securities did not participate in the preparation of these materials.  THE INFORMATION IN THE REMAINDER OF THIS COMMUNICATION HAS NOT BEEN APPROVED OR AUTHORIZED BY THE ISSUER.

Tables

Class 1A-1A to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.672	4.660	4.616	4.589	4.529
WAL (yr)	6.47	5.22	3.02	2.42	1.66
MDUR (yr)	5.073	4.251	2.641	2.163	1.527
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class 1A-1A to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.674	4.663	4.622	4.598	4.542
WAL (yr)	6.86	5.60	3.28	2.63	1.80
MDUR (yr)	5.225	4.419	2.795	2.298	1.629
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	468

Class 1A-1B to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.754	4.754	4.754	4.754	4.754
WAL (yr)	6.47	5.22	3.02	2.42	1.66
MDUR (yr)	5.056	4.236	2.632	2.155	1.521
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class 1A-1B to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.754	4.754	4.754	4.754	4.754
WAL (yr)	6.86	5.60	3.28	2.63	1.80
MDUR (yr)	5.205	4.401	2.783	2.288	1.622
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	462

Tables

Class 2A-1A to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.673	4.661	4.616	4.590	4.529
WAL (yr)	6.52	5.26	3.03	2.43	1.66
MDUR (yr)	5.108	4.274	2.649	2.168	1.529
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class 2A-1A to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.675	4.664	4.622	4.598	4.542
WAL (yr)	6.95	5.66	3.29	2.64	1.80
MDUR (yr)	5.272	4.450	2.805	2.305	1.633
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	474

Class 2A-1B to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.673	4.661	4.616	4.590	4.529
WAL (yr)	6.52	5.26	3.03	2.43	1.66
MDUR (yr)	5.108	4.274	2.649	2.168	1.529
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class 2A-1B to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.675	4.664	4.622	4.598	4.542
WAL (yr)	6.95	5.66	3.29	2.64	1.80
MDUR (yr)	5.272	4.450	2.805	2.305	1.633
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	473

Tables

Class 2A-1C to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.673	4.661	4.616	4.590	4.529
WAL (yr)	6.52	5.26	3.03	2.43	1.66
MDUR (yr)	5.108	4.274	2.649	2.168	1.529
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class 2A-1C to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	4.675	4.664	4.622	4.598	4.542
WAL (yr)	6.95	5.66	3.29	2.64	1.80
MDUR (yr)	5.272	4.450	2.805	2.305	1.633
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	473

Class B1 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	5.287	5.287	5.287	5.287	5.287
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	8.193	7.085	4.743	4.106	3.171
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B1 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	5.301	5.304	5.312	5.316	5.326
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.527	7.454	5.108	4.473	3.559
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	475

Tables

Class B2 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	5.338	5.338	5.338	5.338	5.338
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	8.169	7.067	4.735	4.100	3.168
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B2 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	5.353	5.357	5.365	5.369	5.380
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.500	7.434	5.098	4.466	3.554
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	475

Class B3 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	5.389	5.389	5.389	5.389	5.389
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	8.145	7.049	4.727	4.094	3.164
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B3 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
100.00000	5.405	5.409	5.418	5.422	5.434
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.473	7.414	5.088	4.458	3.549
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	474

Tables

Class B4 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
99.761533	5.829	5.833	5.850	5.858	5.875
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	7.950	6.904	4.661	4.044	3.132
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B4 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
99.761533	5.849	5.860	5.888	5.901	5.932
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.256	7.246	5.006	4.394	3.507
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	474

Class B5 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
99.286701	5.889	5.902	5.952	5.976	6.027
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	7.936	6.893	4.654	4.038	3.128
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B5 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
99.286701	5.907	5.926	5.983	6.010	6.068
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.239	7.231	4.995	4.385	3.499
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	468

Tables

Class B6 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
98.111764	6.039	6.075	6.209	6.271	6.409
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	7.901	6.864	4.636	4.023	3.116
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B6 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
98.111764	6.052	6.091	6.222	6.282	6.409
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.195	7.193	4.969	4.362	3.480
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	468

Class B7 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
95.136353	6.431	6.527	6.876	7.040	7.402
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	7.810	6.790	4.590	3.984	3.085
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B7 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
95.136353	6.431	6.522	6.846	6.993	7.300
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	8.082	7.095	4.902	4.303	3.432
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	468

Tables

Class B8 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
92.923272	6.734	6.875	7.391	7.633	8.168
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	7.741	6.733	4.555	3.954	3.062
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B8 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
92.923272	6.723	6.855	7.329	7.543	7.990
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	7.997	7.021	4.851	4.259	3.396
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	463

Class B9 to Optional Call Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
89.305607	7.251	7.469	8.269	8.644	9.473
WAL (yr)	11.23	9.23	5.62	4.74	3.54
MDUR (yr)	7.623	6.637	4.495	3.904	3.022
First Prin Pay	1	1	1	1	1
Last Prin Pay	197	163	99	81	57

Class B9 to Maturity Date
Par Price	12% CPR	15% CPR	25% CPR	30% CPR	40% CPR
89.305607	7.224	7.426	8.155	8.483	9.169
WAL (yr)	12.18	10.14	6.27	5.34	4.09
MDUR (yr)	7.853	6.898	4.766	4.185	3.336
First Prin Pay	1	1	1	1	1
Last Prin Pay	479	479	479	479	468

Effective Net WAC Cap

The Effective Net WAC Cap for the Class A Certificates will be capped at Weighted Average Net Life Cap for every Distribution Date thereafter until the first possible Optional Call Date.